United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2024

PureCycle Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Hazeltine National Drive,	Suite 300,	Orlando	32822
Florida
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (877) 648-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 19, 2024, PureCycle Technologies, Inc. (“Company”) appointed Jaime Vasquez, 61, as the Company’s Chief Financial Officer (“CFO”), effective immediately.
Mr. Vasquez most recently served as Chief Financial Officer at C&D Technologies, a manufacturer of batteries for the golf cart, industrial, and data center markets, from September 2020 through November 2022. From April 2020 until September 2020, Mr. Vasquez was a financial consultant to C&D Technologies. From 2014 through 2019, Mr. Vasquez was employed at AK Steel, a previously public steel making company, and served as Chief Financial Officer from 2015 through 2019, and previously as Director of Finance from 2014 through 2015. From 2001 through 2014, Mr. Vasquez worked in various financial roles at Carpenter Technology Corporation, a public company that develops, manufactures and distributes stainless steels and corrosion-resistant alloys, including as a division chief financial officer from 2013 through 2014. Mr. Vasquez has a Masters in Business Administration from the University of North Carolina—Bryan School of Business and a Bachelor of Arts from Rutgers University.
There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Vasquez and any of the Company’s executive officers or directors or persons nominated or chosen to become directors or executive officers. There is no arrangement or understanding between Mr. Vasquez and any other person pursuant to which Mr. Vasquez was selected as CFO. Mr. Vasquez has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Vasquez will receive an annual base salary of $510,000, will be eligible to participate in the Company’s 2024 short-term annual incentive plan (“STI”), with a target payment of seventy percent (70%) of his base salary, and will participate in the 2024 long-term incentive plan (“LTI”), with a grant date value equal to one hundred and twenty-five percent (125%) of his base salary. Mr. Vasquez’s annual STI and LTI awards will not be pro-rated based on his date of employment. Mr. Vasquez will also receive reimbursement of a maximum of $26,000 to establish a residence in the Orlando, Florida area. Mr. Vasquez will be eligible to participate in the Company’s Executive Officer Severance Plan.
Mr. Vasquez will replace Jeff Fieler, who has been serving as interim Chief Financial Officer since December 1, 2023. Mr. Fieler will continue to serve as a non-independent member of the Board of Directors.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release announcing appointment of Jaime Vasquez as Chief Financial Officer, dated February 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
PURECYCLE TECHNOLOGIES, INC.
Date: February 20, 2024                    By: /s/ Brad S. Kalter____________________
Name: Brad S. Kalter
Title: General Counsel and Corporate Secretary